EXHIBIT (1)-(1)


                          WISCONSIN ELECTRIC POWER COMPANY

                                FIRST MORTGAGE BONDS

                               UNDERWRITING AGREEMENT

                                                New York, New York
                                                Dated the date set
                                                forth in Schedule I hereto

To the Underwriters
   set forth in
   Schedule II hereto

Dear Sirs and Madams:

                Wisconsin Electric Power Company, a Wisconsin corporation (the "Company"), proposes to issue and sell to the underwriter or underwriters named in Schedule II hereto (the "Underwriters"), the aggregate principal amount of a new series of its First Mortgage Bonds (the "Securities") set forth in Schedule I hereto, to be issued pursuant to the Mortgage and Deed of Trust dated October 28, 1938, as heretofore supplemented and amended and as supplemented by a Supplemental Indenture to be dated the date set forth in Schedule I hereto (said Mortgage and Deed of Trust as so supplemented and amended is hereinafter called the "Indenture"), between the Company and Firstar Trust Company (formerly First Wisconsin Trust Company), as trustee (the "Trustee"). The terms of the Securities are also set forth in Schedule I hereto. The terms "you" and "yours" refer to those Underwriters who sign the Underwriting Agreement either on behalf of themselves only or on behalf of themselves and as representative or representatives of the Underwriters (the "Representatives") named in Schedule II hereto, as the case may be.

        1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on such Form (Nos. 33-49199 and 51749), which have become effective, for the registration under the Act of the Securities (the "Original Registration Statements"). In addition, the Company has subsequently filed with the Commission a registration statement on such Form (No. 33- _____), which has also become effective (the "New Registration Statement"). Both the original Registration Statements and the New Registration Statement, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(x) under the Act and comply in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b)(2) or 424(b)(5) under the Act a supplement (the "Prospectus Supplement") to the form of prospectus, which constitutes a "combined prospectus" as that term is used in Rule 429 under the Act, included in the new Registration Statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The Original Registration Statements and the New Registration Statement, including the exhibits thereto, as amended at the date of this Agreement, are hereinafter collectively called the "Registration
                                       -2-

        Statement"; such prospectus in the form in which it appears in the New Registration Statement is hereinafter called the "Basic Prospectus"; and the Basic Prospectus, as supplemented by the Prospectus Supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b)(2) or 424(b)(5) is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

                (b) As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424(b)(2) or 424(b)(5) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as then amended as of any such time, and the Final Prospectus, as then amended or supplemented as of such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as then amended as of such time, nor the Final Prospectus, as then amended or supplemented, as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

                2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Securities set forth opposite such Underwriter's
                                       -3-

name in Schedule II hereto, in each case at the purchase price set forth in Schedule I hereto.

                3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you and the Company or as provided in Section 9 hereof
(such date and time of delivery and payment for the Securities being herein called the"Closing Date"). Delivery of the Securities shall be made to you or your designee for the respective accounts of the several Underwriters against payment of the purchase price thereof to or upon the order of the Company by either wire transfer or certified or official bank check or checks payable in either immediately available funds or next-day funds, all as set forth in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as you may request not less than two full business days in advance of the Closing Date.

                The Company agrees to have the Securities available for inspection, checking and packaging by you in New York, New York, not later than 1:00 P.M. on the business day immediately preceding the Closing Date.

                4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                5. Agreements. The Company agrees with the several Underwriters that:

                (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or the Basic Prospectus) unless the Company has furnished to you copies for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object (except any filings required to be made pursuant to the Exchange Act or the rules and regulations thereunder). Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5) or will cause the Final Prospectus to be transmitted by a means reasonably calculated to result in filing with the Commission pursuant to said Rule. The Company will promptly advise you (i) when the Final Prospectus shall have been transmitted to the Commission for filing or filed pursuant to Rule 424(b)(2) or 424(b)(5), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or the initiation or the threatened initiation of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or the threatened initiation of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


                                       -4-

                (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
        Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                (c) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company which will satisfy the provisions of
        Section 11(a) of the Act and Rule 158 under the Act.

                (d) The Company will furnish to the Underwriters and counsel for the Underwriters without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, the Basic Prospectus and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus, any amendments and supplements thereto and incorporated by reference therein as you may reasonably request. The Company will pay the expenses of printing all documents relating to the offering of the Securities.

                (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

                Until the business day following the Closing Date, the Company will not without your consent offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

                6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company or the Company officers made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or the Company will cause the Final Prospectus to be transmitted by a means reasonably calculated to result in filing with the Commission not later than 5:00 P.M., New York City time, on the business day following the date hereof.

                (b) The Company shall have furnished to the Underwriters the opinion of Walter T. Woelfle, Esq., Director - Legal Department of the Company, James D. Zakrajsheck, Counsel of the Company, or A. William Finke, Esq., Counsel of the Company, dated the Closing
        Date, to the effect that:

                         (i) the Company has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                         (ii) the Securities conform as to legal matters in all material respects to the description thereof contained in the Final Prospectus;

                         (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement, to the qualifications set forth in the next sentence); and the Securities have been duly authorized by all necessary corporate action of the Company, executed and authenticated in accordance with the provisions of the Indenture (assuming that the Securities have been duly authenticated by the Trustee, which fact such counsel need not verify by an inspection of the Securities) and constitute legal, valid and binding obligations of the Company entitled to the benefits and security of the Indenture and enforceable in accordance with their terms (subject, as to enforcement, to the qualifications set forth in the next sentence). The opinions that the Indenture and the Securities are enforceable in accordance with their terms are subject to:
                (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect; (ii) general equity principles; and (iii) the qualification that certain of the remedial provisions in the Indenture may be limited or rendered unenforceable under applicable laws and judicial decisions, including, but not limited to, the provisions regarding right of possession, assignment of rents without a receiver, power of sale, and waiver of the right of redemption, but that this should not materially interfere with the practical realization of the security intended to be provided by the Indenture;

                         (iv) the Company has good and marketable title in fee simple to all of the real property specifically described in the granting clauses of the Indenture other than leasehold estates, except property which has been released from the lien of the Indenture in accordance with the provisions thereof, and also has good title to all other physical properties, rights of way and easements used in connection with its business, subject only to: (i) the exceptions referred to in said granting clauses; (ii) existing leases to others; (iii) certain liens, reservations, defects, rights of way and encumbrances; and (iv) the lien of the Indenture and permitted liens as defined in the Indenture.

                Substantially all of the electric transmission lines of the Company of over 66,000 volts are constructed on private rights of way held by deed or easements. The other electric transmission lines, the electric distribution lines, some of the electric substations and the steam distribution mains are located in or on streets and highways, and on land owned for the most part by others than the Company.

                        Various parcels of land owned by the Company are
                subject to rights of way for railroads, pipe lines, highways, pole lines and other similar easements and to minor defects and encumbrances. In the opinion of such counsel, the Company has satisfactory title to its properties for use in its business, and such liens, reservations, defects, rights of way and encumbrances as may exist do not and will not materially interfere with the use of such properties.

                        Examinations of title to land acquired in fee by the
                Company or Wisconsin Michigan Power Company ("Wisconsin Michigan"), a former subsidiary which was merged into the Company in 1977, were made at the time of acquisition of such land by the Company or Wisconsin Michigan and examinations of title to land on which permanent structures or transmission lines of over 66,000 volts are located pursuant to easements or other rights were made at the time of acquisition of such rights by the Company or Wisconsin Michigan. Additionally, examinations of title to property owned in fee on which major improvements are located are made on a periodic basis. In the case of electric lines of 66,000 volts or less and steam mains the Company or Wisconsin Michigan obtained, from the apparent owners of the land involved, agreements granting the necessary easements and rights of way. In most cases no detailed examination of the title of such owners has been made. A substantial part of the lines of the Company located on land owned by others has been in use by it or Wisconsin Michigan for more than 20 years, the period of the statute of limitations in Wisconsin and Michigan being 20 years (under certain circumstances, 10 years) and 15 years, respectively, and no adverse claims have been made with respect thereto.
                In the opinion of such counsel, the Company possesses the power of eminent domain with respect to its present utility operations;

                         (v) the Company conducts its business under valid franchises, permits and licenses which contain no burdensome restrictions and which are adequate for the business of the Company in the territories which it serves, except that the Company has no franchise in several small areas where, for the most part, the Company is serving certain customers at the request of other companies who have franchises in those areas;

                         (vi) the Indenture has been duly (i) recorded in each of the counties in Wisconsin and Michigan in which any of the real properties of the Company are situated,
                (ii) filed in the office of The Secretary of State of Michigan and (iii) filed for recording with the Interstate Commerce Commission of the United States;

                         (vii) the Indenture constitutes, and the Securities are secured equally and ratably with all now outstanding and bonds which may hereafter be issued under the Indenture by, a valid and direct first lien on substantially all of the fixed properties and interests therein owned and all franchises held by the Company at the date of such opinion, subject to: (i) the exceptions set forth in the granting clauses of the Indenture; (ii) existing leases, other than those which by their terms are subordinate to the lien of the Indenture; (iii) existing easements for streets, rights of way and railroad purposes, permitted liens as defined in the Indenture, and certain exceptions and reservations in the instruments by which the Company acquired title to its properties, none of which, in the opinion of such counsel, materially affects the Company's title to, or its right to use, such properties; and (iv) the prior lien of the Trustee for its compensation, expenses and liabilities. The Indenture will constitute a valid and direct first lien on all property of the character above referred to hereafter acquired by the Company subject, however, to any liens, charges or encumbrances existing thereon at the time of acquisition, to liens for taxes and assessments and to any rights of creditors, purchasers or others having superior equities which may attach prior to the recording or filing of an appropriate supplemental indenture subjecting such after-acquired property to the lien of the Indenture;

                         (viii) there is no pending legal proceeding or, to the best knowledge of such counsel (after due inquiry), threatened action, suit or other legal proceeding before any court or governmental agency, authority, or body or any arbitrator involving the Company, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus; there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                         (ix) the Registration Statement and any amendments thereto have become effective under the Act; no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or, to the best knowledge of such counsel, threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained or incorporated by reference therein as to which such counsel need express no opinion) on their face complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (x) this Agreement has been duly authorized, executed and delivered by the Company;

                         (xi) all requisite approvals of the Public Service Commission of Wisconsin ("PSCW") and the Michigan Public Service Commission ("MPSC") for the execution and delivery of the Indenture and the issuance and sale by the Company of the Securities to the Underwriters under this Agreement have been obtained; the Securities have been issued and sold to the Underwriters by the Company in conformity with the orders of such Commissions issued with respect thereto; and such counsel knows of no other approvals of regulatory authorities required in connection with such matters, other than approvals which may be required under blue sky or state securities laws;

                         (xii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or Bylaws of the Company, as amended, or the terms of any indenture or other agreement or instrument to which the Company is a party or bound, or any law, rule, order, decision, judgment or regulation applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company;

                         (xiii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                         (xiv) each of the Company and Wisconsin Energy Corporation ("Wisconsin Energy") is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act"), except
                Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies.

                In rendering such opinion such counsel may rely (A) as to matters of Michigan law relating to authority to do business and regulatory approval for the Securities in Michigan upon the opinion of Messrs. Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company, furnished to the Underwriters; and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company, the Trustee and public officials.

                (c) The Company shall have furnished to the Underwriters the opinion of Quarles & Brady, counsel for the Company, dated the Closing Date, to the effect that:

                         (i) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid instrument legally binding upon the Company; the Securities have been duly authorized by all necessary corporate action of the Company, have been duly issued (assuming that the Securities have been duly authenticated by the Trustee, which fact such counsel need not verify by an inspection of the Securities), constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement, to the qualifications set forth in the next sentence) and are entitled to the benefits and security of the Indenture. The opinion that the Securities are enforceable in accordance with their terms is subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect; (ii) general equity principles; and (iii) the qualification that certain of the remedial provisions in the Indenture may be limited or rendered unenforceable under applicable laws and judicial decisions, including, but not limited to, the provisions regarding right of possession, assignment of rents without a receiver, power of sale, and waiver of the right of redemption, but that this should not materially interfere with the practical realization of the security intended to be provided by the Indenture;

                         (ii) the Company's Registration Statements on Form S-3 (File Nos. 33-49199, and 33-51749) relating to the Securities have become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under Section 8(d) of the Act;

                         (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                         (iv) all requisite approvals of the PSCW and the MPSC for the execution and delivery of the Indenture and the issuance and sale by the Company of the Securities to the Underwriters under this Agreement have been obtained; the Securities have been issued and sold to the Underwriters by
                                               -11-

                the Company in conformity with the orders of such Commissions issued with respect thereto; and such counsel know of no other approvals of regulatory authorities required in connection with such matters, other than approvals which may be required under blue sky or state securities laws;

                         (v) the Securities conform as to legal matters in all material respects to the description thereof in the Final Prospectus insofar as relating to provisions of the Indenture and the Bonds referred to therein; and

                         (vi) the Registration Statement, when it became effective, and the Final Prospectus, as of the date of the Prospectus Supplement, appeared on their face to comply as to form, in all material respects, with the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and further that nothing came to the attention of such counsel in the course of their representation of the Company which has caused such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus, on the date of the Prospectus Supplement and on the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel have not independently verified, do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus except for those made under the captions "Description of New Bonds" in the Basic Prospectus and "Certain Terms of the New Bonds of this Series" and "Underwriting" in the Prospectus Supplement insofar as they relate to the provisions of documents therein described and that they do not express any opinion or belief as to the financial statements or other financial data or statistical information contained or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus Supplement, as to the incorporation of the Company, franchise matters, questions of title or the lien of the Indenture, or as to the Statement of Eligibility on Form T-1 of the Trustee.

                In rendering such opinion or opinions, such counsel may rely
(A) as to [all] matters of Michigan law and the exempt status of the Company and Wisconsin Energy under the Public Utility Holding Company Act upon the opinion of Walter T. Woelfle, Esq., James D. Zakrajsheck, Esq.
or A. William Finke, Esq.; (B) as to [all] matters of Michigan law relating to regulatory approval for the Securities in Michigan upon the opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company, furnished to you; and (C) as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Company, the Trustee and public officials, and may state that they are not passing upon the incorporation of the Company, its franchises, matters relating to the title of the Company to the properties purported to be owned by it, or the lien of the Indenture on property now owned or hereafter acquired by the Company.
                                               -12-

                (d) The Underwriters shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                In rendering such opinion such counsel may rely (A) as to [all] matters of Wisconsin and Michigan law and the exempt status of the Company and Wisconsin Energy under the Public Utility Holding Company Act upon the opinion of Walter T. Woelfle, Esq., James D. Zakrajsheck, Esq., or A. William Finke, Esq.; (B) as to [all] matters of Michigan law relating to regulatory approval for the Securities in Michigan upon the opinion of Loomis, Ewert, Ederer, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company, furnished to you; and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Trustee and public officials.

                (e) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration
        Statement, the Final Prospectus and this Agreement and that:

                         (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                         (ii)           no stop order suspending the
                effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                         (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                (f) At the time this Agreement is executed and at the Closing Date, Price Waterhouse shall have furnished to the Underwriters a letter or letters, dated as of the date of this Agreement and the Closing Date (which may refer to the letter previously delivered to the Underwriters), in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder, and stating in effect that:

                         (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to
                                               -13-

                form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations with respect to registration statements on Form S-3;

                         (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, consisting of:

                                        a)      reading the minutes of meetings
                                of the stockholders and directors of the Company since a specified date as of the end of the last period for which they have audited the financial statements of the Company, as set forth in the minute books, through a specified date not more than five business days prior to the date of such letter;

                                        b)      reading the unaudited interim
                                financial data of the Company included or incorporated by reference in the Registration Statement and the Final Prospectus and the unaudited interim financial data as of the latest date made available by the Company; and

                                        c)      making inquiries of certain
                                officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

                nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                        (1) any unaudited financial data included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder; and said unaudited financial data are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

                        (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company or any decrease in retained earnings of the Company as compared with the amounts shown on the most recent balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements incorporated by reference in the Registration Statement and the Final Prospectus to the date of the latest available unaudited consolidated financial
                                               -14-

                data of the Company there were any decreases, as compared with the corresponding period in the preceding year, in Operating Revenues, Operating Income or Net Income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you; and

                         (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company subject to its system of internal accounting controls) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including the information included under the captions "Capitalization" in the Final Prospectus or "Certain Summary Financial Information" or "Recent Developments" in the Basic Prospectus and the Final Prospectus, or included or incorporated by reference in Items 1, 3, 5, 6, 7 and 11 of the Company's annual report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on Form 10-Q incorporated by reference therein, agrees with the accounting records of the Company, excluding any question of legal interpretation.

                (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

                (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc., or Standard & Poor's Corporation.

                (i) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                (j) The issuance and sale of the Securities as contemplated in this Agreement and the Final Prospectus shall have been duly authorized and approved by orders of the PSCW and the MPSC; such orders shall be in full force and effect at the Closing Date and shall not contain any modifications from their form at the date hereof not reasonably acceptable to you; and no action, authorization or approval of any other regulatory authority or court shall then be required in connection with the issuance and sale by the Company of the Securities.
                                               -15-

                If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all the obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof or any condition to the obligations of the Company in Section 10 hereof is not satisfied, because of any termination pursuant to
Section 11 or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

                8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus, any Preliminary Final Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus, as amended or supplemented).
                                       -16-

This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter, furnished to the Company by or on behalf of such Underwriter, specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence
(it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or
(iii).

                (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
(a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of
                                               -17-

policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). This contribution agreement will be in addition to any liability which the Company or any Underwriter may otherwise have.

                9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as you shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
                                       -18-

                10. Conditions to the Obligations of the Company. The obligation of the Company to sell the Securities shall be subject to the condition that the issuance and sale of the Securities as contemplated in this Agreement and the Final Prospectus shall have been duly authorized and approved by orders of the PSCW and MPSC; such orders shall be in full force and effect at the Closing Date and shall not contain any modification from their form at the date hereof not reasonably acceptable to the Company; and no authorization or approval of any other regulatory authority shall then be required in connection with the issuance and sale by the Company of the Securities.

                11. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the common stock of Wisconsin Energy Corporation shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or
(iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities.

                12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you, at the address set forth in Schedule I; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, attention of the Chief Financial Officer.

                14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                               -19-

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                                Very truly yours,

                                                WISCONSIN ELECTRIC POWER COMPANY


                                                By:
                                                    ---------------------------
                                                        Chief Financial Officer
The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

[NAME(S) OF REPRESENTATIVE(S)]


By:  _________________________
        Authorized Signatory

For itself and the other Underwriters,
if any, named in Schedule II to the
foregoing Agreement.




                                SCHEDULE I


Underwriting Agreement dated _________, 199_

Registration Statement No. 33-_______

Name and Address of Representative(s):



Date of Supplemental Indenture: __________________, 199_

Title and Certain Terms of Securities:

      Title: First Mortgage Bonds ______% Series due ________________,
____

      Principal amount:  $_________

      Maturity: ________, ____ (__ years)

      Interest Rate: ______%

      Interest Payment Dates: _________ and _________

      Sinking Fund:

      Redemption provisions:

      Purchase Price (include accrued interest or amortization, if any): ______% of principal amount, plus accrued interest, if any, from _______, 199_ to the date of delivery


Payment for the Securities shall be made in the following form and funds:

Closing Date, Time and Location:

      ________, 199_  ____ _.M.  (_________ time)

      Offices of:



        Securities delivered to:


                                   SCHEDULE II


Underwriter                                           Amount

                                                      $
                                                       ----------
                                                       ----------
                                                       ----------

                                     Total            $
                                                       ==========